                                                                    Exhibit 99.1
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

          REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of November 17, 1997, by and between TELE-COMMUNICATIONS, INC., a Delaware corporation (the "Company") and TORONTO DOMINION (NEW YORK), INC., a New York corporation ("TD(NY)").

                                  WITNESSETH:

          WHEREAS, TCI and TD Securities (USA) Inc. on its own behalf and as agent for TD(NY) are parties to a letter agreement, dated as of November 17, 1997 (the "Facility"), pursuant to which TCI may direct TD(NY) to acquire shares of Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share ("TCOMA"), and/or shares of Tele-Communications, Inc. Series A TCI Ventures Group Common Stock, par value $1.00 per share ("TCIVA"), for an aggregate purchase price of up to $300,000,000 (shares of TCOMA and TCIVA acquired by TD(NY) or its permitted assignees pursuant to the terms of the Facility are referred to herein as "Facility Shares");

          WHEREAS, TD(NY) and the Company are parties to an ISDA Master Agreement, dated November 17, 1997 (the "Master Agreement," which term includes the related schedule and confirmations), pursuant to which TD(NY) and the Company may establish equity swaps that correspond to the Facility Shares acquired by TD(NY);

          WHEREAS, upon the termination, in whole or in part, of an equity swap under the Master Agreement, the Company may settle its obligation thereunder by delivering to TD(NY) shares of TCOMA and/or shares of TCIVA (shares of TCOMA and TCIVA delivered by TCI in settlement of its obligations upon any termination of an equity swap under the Master Agreement are referred to herein as "Settlement Shares");

          WHEREAS, the Facility Shares may be deemed to be, and the Settlement Shares will be, "restricted securities" within the meaning of subparagraph
(a)(3) of Rule 144 under the Securities Act (as defined below), or may otherwise be subject to the resale limitations of Rule 144; and

          WHEREAS, the Company has agreed to file and keep continuously effective, for the periods and on the terms and conditions set forth herein, a "shelf" registration statement for the resale of any Facility Shares, to the extent such shares may be deemed subject to the limitations of Rule 144, and any Settlement Shares.

          NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

     1.   Certain Definitions. Capitalized terms used but not defined herein
          --------------------
shall have the meanings given such terms in the Master Agreement. In addition to the terms defined in the recitals to this Agreement, the following terms, as used herein, shall have the following meanings:

          Business Day:  Any day other than a Saturday, Sunday or other day on
          ------------
which banking institutions in Denver, Colorado or New York, New York are authorized or obligated by law, regulation or executive order to close.

          Commission:  The Securities and Exchange Commission, or any other
          ----------
Federal agency at the time administering the Securities Act and the Exchange
Act.

          Exchange Act:  The Securities Exchange Act of 1934, as amended, or any
          ------------
successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

          Prospectus:  The prospectus included in the Registration Statement as
          ----------
of the date it becomes effective under the Securities Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, as amended, and each prospectus supplement relating to the offering and sale of any of the Registrable Shares.

          Registrable Shares:  The term "Registrable Shares" means (i) all
          ------------------
Settlement Shares delivered by TCI to a Seller pursuant to a "Net Share Settlement" under the Master Agreement (including without limitations pursuant to the "make-whole" provisions thereof), (ii) any Facility Shares acquired by a Seller from TCI or an affiliate (as that term is defined in Rule 144(a)(3) under the Securities Act) of TCI and (ii) any Facility Shares that are acquired by a Seller from a person other than TCI or an affiliate of TCI, but only to the extent the such Facility Shares are sold by a Seller in connection with a "Cash Settlement" or a "Net Share Settlement" under the Master Agreement, and any other shares of capital stock of the Company issued in respect of any shares referred to in clauses (i), (ii) and (iii) above as a result of stock splits, stock dividends, reclassification, recapitalizations, mergers, consolidations or similar events. Following the final settlement of all amounts due to the Seller by the Company under the Master Agreement, any particular Facility Shares or Settlement Shares shall cease to be "Registrable Shares" at such time as they are no longer subject to any of the resale limitations of Rule 144 under the Securities Act.

          Registration Expenses: All expenses incident to the Company's
          ---------------------
performance of or compliance with this Agreement, including, without limitation,
(i) all Commission and National Association of Securities Dealers, Inc. registration and filing fees, (ii) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the Seller in connection with any blue sky qualifications of any of the Registrable Shares), (iii) all printing expenses and messenger and delivery expenses in connection with the preparation and distribution of any documents relating to the performance of and compliance with this Agreement and (iv) fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any "cold comfort" letters prepared by such accountants); provided,
                                                                      --------
however, the term "Registration Expenses" shall not include, and the Company
-------
shall not be responsible for (except to the extent otherwise expressly provided in the Master Agreement), any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of any Registrable Shares.

          Registration Statement:  The term "Registration Statement" means the
          ----------------------
"shelf" registration statement of the Company on Form S-3 (or, if the Company is not then eligible for Form S-3, such other form for which the Company then qualifies) which (i) is filed by the Company with the Commission in accordance with Section 2(a)(i) below and (ii) permits the secondary resale thereunder of up to 10,090,000 shares of TCOMA and 5,190,000 shares of TCIVA on a delayed or continuous basis in accordance with Rule 415 under the Securities Act, or any successor rule that may be promulgated by the Commission under the Securities Act, as they each may, from time to time, be in effect. The term "Registration Statement" shall also include all exhibits and financial statements and schedules and documents incorporated by reference in such Registration Statement when it becomes effective under the Securities Act, and in the case of references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date.

          Securities Act:  The Securities Act of 1933, as amended, or any
          --------------
successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, as they each may, from time to time, be in effect.

          Seller:  TD(NY) and any permitted assignee of TD(NY) under this
          ------
Agreement that acquires any Registrable Shares.

     2.   Shelf Registration.
          -------------------

          (a)  The Company shall:

               (i) file with the Commission under the Securities Act as promptly as practicable, but in any event by December 3, 1997, a Registration Statement providing for resales by the Seller of up to 10,090,000 shares of TCOMA and 5,190,000 shares of TCIVA. The section of the Prospectus entitled "Plan of Distribution" shall provide that the Seller may distribute Registrable Shares pursuant to the Registration Statement and such Prospectus in the manner set forth on Exhibit A hereto;

               (ii) use its best efforts to cause such Registration Statement to be declared effective by the Commission as promptly as practicable, but in any event by January 12, 1998; and

               (iii) use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the later of (x) the final settlement of all amounts due to the Seller from the Company under the Master Agreement and (y) the earlier of (A) the sale of all Registrable Shares owned by the Seller and (B) such time as there are no longer any Registrable Shares.

          (b) The Company shall supplement or amend the Registration Statement as necessary to comply with the rules, regulations or instructions applicable to Form S-3 (or, if different, the form used for the Registration Statement) or by the Securities Act or by any other rules and regulations thereunder for "shelf" registration, and the Company shall furnish to the Seller copies of any such supplement or amendment promptly after its being filed with the Commission.

     3.   Registration Procedures.
          -----------------------

          (a)  In connection with the obligations of the Company pursuant to
     Section 2 hereof, the Company shall:

               (i) prepare and file with the Commission the Registration Statement and cause the Registration Statement to become effective and remain continuously effective in accordance with Section 2 hereof; provided, however, that before filing any Registration Statement or
          --------  -------
          Prospectus or any amendments or supplements thereto (other than documents that would be incorporated therein by reference) the Company shall afford the Seller an opportunity to review copies of all such documents proposed to be filed. The Company shall not file the Registration Statement or related Prospectus or any amendments or supplements thereto (other than such documents to be incorporated by reference) if the Seller shall reasonably object on a timely basis, unless such filing would be necessary to prevent a violation of any applicable law or regulation;

               (ii) notify the Seller (A) of the receipt of any comments from the Commission on the Registration Statement prior to its becoming effective, and the Company's responses thereto, (B) when the Registration Statement becomes effective, (C) when the filing of a post-effective amendment to the Registration Statement or supplement to the Prospectus is required, when the same is filed, and in the case of a post-effective amendment, when the same becomes effective, (D) of any request by the Commission or any state securities authority for any amendment of or supplement to the Registration Statement or the Prospectus relating thereto or for additional information, (E) of the entry of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, (F) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise that makes any statement made in the Registration Statement or the Prospectus relating thereto untrue in any material respect or that causes such Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (G) of the reasonable determination by the Company that a post-effective amendment to the Registration Statement would be appropriate;

               (iii) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or any order directed to any document incorporated by reference in the related Prospectus at the earliest possible moment;

               (iv) furnish to the Seller a conformed copy of the Registration Statement as declared effective by the Commission and each post-effective amendment thereto, and such number of copies of the final Prospectus and of each supplement thereto (together with documents incorporated therein by reference) as may reasonably be required to facilitate the distribution of the Registrable Shares in accordance with a method of distribution described in the Registration Statement;

               (v) cooperate with the Seller to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold under the Registration Statement and not bearing any restrictive legends and in such denominations and registered in such names as the Seller or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Shares pursuant to the Registration Statement;

               (vi) prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus relating thereto or any document incorporated therein by reference or file any other required document whenever necessary upon the occurrence of any circumstance so that, as thereafter delivered to the purchasers of Registrable Shares, such Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (vii) if the Seller notifies the Company that it wishes to effect an underwritten offering of Registrable Shares, (A) the Seller shall have the right to select the managing underwriters, who shall be subject to the approval of the Company, which approval shall not be unreasonably withheld (it being understood that TD Securities (USA) Inc. is, in any event, reasonably acceptable to the Company for this purpose) and (B) the Company shall (w) enter into such agreements (including underwriting agreements) as are customary in underwritten offerings; (x) obtain opinions of counsel to the Company and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters and the Seller addressed to the underwriters and the Seller covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and the Seller (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (y) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters and the Seller from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters and, if permitted by applicable accounting rules and statements, the Seller, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and (z) ensure that any underwriting agreement contains indemnification provisions and procedures no less favorable than those included in Section 5 hereof (or such other provisions and procedures acceptable to the Seller and the underwriters) with respect to all parties to be indemnified pursuant to said section (including, without limitation, the underwriters and the Seller);

               (viii) make reasonably available for inspection by the Seller and any underwriter, agent or broker-dealer participating in any disposition of Registrable Shares such information and corporate documents as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers of the Company and its "significant subsidiaries" (as that term is defined in Regulation S-X) to be available to respond to questions relevant to such due diligence inquiries;

               (ix) make generally available to its securityholders earning statements satisfying the provisions of the last paragraph of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Shares are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statements shall cover said 12-month periods;

               (x) register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such jurisdictions in the United

          States as the Seller shall reasonably request (to the extent no exemption from such registration or qualification is available), and do any and all other acts and things which may be necessary to enable the Seller to consummate the disposition in such jurisdictions of Registrable Shares in accordance with a method of distribution described in such Registration Statement; provided, however, that the
                                                    --------  -------
          Company shall in no event be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Registrable Shares covered by such Registration Statement, or to subject itself to taxation in any jurisdiction where it has not theretofore done so;

               (xi) cause the Registrable Shares covered by the Registration Statement to be listed on the principal exchange or exchanges or qualified for trading on the principal over-the-counter market on which shares of the same series of common stock of the Company are then listed or traded upon the sale of Registrable Shares pursuant to the Registration Statement; and

               (xii) otherwise comply with all applicable rules and regulations of the Commission and use its commercially reasonable efforts to take such other actions as may be required to permit unrestricted sales of Registrable Shares under the Registration Statement.

          (b) The Company's obligations under this Agreement to the Seller shall be conditioned upon the Seller's compliance with the following:

               (i) the Seller shall cooperate with the Company in connection with the preparation of the Registration Statement and, for so long as the Company is obligated to keep the Registration Statement effective, the Seller will provide to the Company, in writing, for use in the Registration Statement, all information regarding the Seller and such other information as may be reasonably required to enable the Company to prepare the Registration Statement and Prospectus covering the Registrable Shares and to maintain the currency and effectiveness thereof;

               (ii) the Seller shall permit the Company, any proposed underwriters, agents or broker-dealers participating in the offering or other distribution and their respective representatives and agents to examine such documents and records and shall supply any information as they may reasonably request in connection with the offering or other distribution in which the Seller proposes to participate;

               (iii) the Seller shall enter into such agreements with the Company and any underwriter, broker-dealer or similar securities industry professional participating in an offering containing representations, warranties, indemnities and agreements as are in each case customarily entered into and made by selling stockholders, and will cause its counsel to give any legal opinions customarily given, in secondary distributions under similar circumstances;

               (iv) during such time as the Seller may be engaged in a distribution of the Registrable Shares, the Seller will comply with all applicable laws, including, but not limited to, Regulation M promulgated by the Commission under the Exchange Act and pursuant thereto will, among other things: (A) not engage in any stabilization activity in connection with the securities of the Company in contravention of such rules; (B) distribute the Registrable Shares owned by the Seller solely in the manner described in the Registration Statement; and (C) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act;

               (v) other than in the case of an underwritten public offering, at least one Business Day prior to any distribution by the Seller of Registrable Shares, the Seller will advise the Company in writing of the dates on which the distribution will commence and, to the best knowledge of the Seller at that time, the date on which the distribution will terminate, the number and kind of Registrable Shares to be sold, the terms and the manner of sale (including, to the extent applicable, the purchase price, the name of any underwriter, agent or broker-dealer to or through whom such distribution is being made, and the amount of any selling commissions or other items constituting compensation to such underwriter, agent or broker-dealer) and the number and kind of Registrable Shares that will be owned beneficially by the Seller after giving effect to such sale; and

               (vi) on notice from the Company of the happening of any of the events specified in clauses (C), (D), (E), (F) or (G) of Section 3(a)(ii), then the Seller shall cease offering or distributing the Registrable Shares until such time as the Company notifies the Seller that offering and distribution of the Registrable Shares may recommence.

     4.   Expenses of Registration.
          -------------------------

          The Company shall pay all Registration Expenses and the fees and disbursements of the Seller's counsel in the preparation of this Agreement, the Facility, the Master Agreement and the Registration Statement. Except as otherwise expressly set forth in the Master Agreement, the Seller shall be responsible for all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of any Registrable Shares pursuant to the Registration Statement.

     5.   Indemnification.  (a)  The Company agrees to indemnify and hold
          ----------------
harmless the Seller, and each person, if any, who controls the Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by the Seller expressly for use therein; provided, however, that the Company shall not indemnify the Seller or any person who controls the Seller from any such losses, claims, damages or liabilities alleged by any person who purchased Registrable Shares from the Seller if the untrue statement, omission or allegation thereof upon which such losses, claims, damages or liabilities are based was made in: (i) any preliminary prospectus, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Seller to such person at or prior to the written confirmation of the sale of Registrable Shares to such person, and if the Prospectus (as so amended or supplemented) corrected the untrue statement or omission giving rise to such loss, claim, damage or liability; (ii) any Prospectus used by the Seller or any person who controls the Seller, after such time as the Company advised the Seller that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented; or (iii) any Prospectus used after such time as the obligation of the Company to keep the same current and effective has expired. This indemnity will be in addition to any liability which the Company may otherwise have. All fees and expenses which are reimbursable pursuant to this Section 5 shall be reimbursed as they are incurred.

          (b) If any action or proceeding (including any governmental investigation) shall be brought or asserted against the Seller or any person controlling the Seller in respect of which indemnity may be sought from the Company, the Seller or such controlling person shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to the Seller and the payment of all expenses. Any omission so to notify the Company shall not, however, relieve the Company from any liability which it may have to any indemnified party otherwise than under this Section 5. The Seller or any persons controlling the Seller shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be the Seller's expense or the expense of such controlling person unless (a) the Company has agreed to pay such fees and expenses or (b) the Company shall have failed to assume the defense of such action or proceeding and employ counsel satisfactory to the Seller in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Seller or such controlling person and the Company and the Seller or such controlling person shall have been advised by counsel to the Seller that there may be a conflict of interest between the Seller or such controlling person and the Company in the conduct of the defense of such action (in which case, if the Seller or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of the Seller or such controlling person), it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (unless the members of such firm are not admitted to practice in a jurisdiction where an action is pending, in which case the Company shall pay the reasonable fees and expenses of one additional firm of attorneys to act as local counsel in such jurisdiction, provided the services of such counsel are substantially limited to that of appearing as attorneys of record). The Company shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless the Seller and any such controlling persons from and against any loss or liability by reason of such settlement or judgment.

          (c) The Seller agrees to indemnify and hold harmless the Company, including its directors and each of its officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Seller, but only with respect to information furnished in writing by the Seller expressly for use in the Registration Statement, the related Prospectus, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or the Company's directors or officers or any such controlling person, in respect of which indemnity may be sought against the Seller, the Seller shall have the rights and duties given to the Company, and the Company or the Company's directors or officers or such controlling person shall have the rights and duties given to the Seller, by Section 5(b).

          (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under the paragraphs (a) or (c) hereof in respect of any losses, claims, damages or liabilities referred to therein (other than by reason of such indemnified party's failure to comply with the first sentence of Section 5(b)), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Seller on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Seller on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Seller and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 5(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (e) The Company and the Seller agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 5(d). Notwithstanding the provisions of this Section 5, the Seller shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares owned by the Seller were offered to the public exceeds the amount of any damages which the Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f)  The indemnity and contribution agreements contained in this
Section 5 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Seller, by or on behalf of any person controlling the Seller or by or on behalf of the Company or (b) any termination of this Agreement.

     6.   Notices.  All notices, requests, demands, waivers and other
          --------
communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

          (a)  if to the Company:

               Tele-Communications, Inc.
               5619 DTC Parkway
               Englewood, Colorado 80111
               Attention: Stephen M. Brett, Esq.
               Facsimile: (303) 488-3245

          (b)  if to TD (NY):

               Toronto Dominion (New York), Inc.
               31 West 52nd Street
               New York, New York 10019
               Attention: Marc Baum, Esq.
               Facsimile: (212) 765-8593

or to such other person (including any Seller other than TD(NY)) or address as any party shall specify by notice in writing to the other party. All notices and other communications given to a party in accordance with the provisions of this Agreement shall be deemed to have been given (i) three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by telecopy (answer back received) or (iii) one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt requested. Notwithstanding the preceding sentence, notice of change of address shall be effective only upon actual receipt thereof.

     7.   Amendment.  Any provision of this Agreement may be amended or modified
          ----------
in whole or in part at any time by an agreement in writing among the Company and the Seller. No consent, waiver or similar act shall be effective unless in writing and signed by the party sought to be bound.

     8.   Counterparts.  This Agreement may be executed in one or more
          -------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     9.   Governing Law.  This Agreement shall be governed by and interpreted in
          --------------
accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.

     10.  Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
and be binding upon (i) the Company and TD(NY) and their respective successors,
(ii) any assignee or transferee of rights and obligations of TD (NY) pursuant to the Facility that acquires Registrable Shares and (iii) any assignee or transferee of rights and obligations of TD(NY) pursuant to the Master Agreement that acquires Registrable Shares. A permitted assignee or transferee of TD(NY), and any successor, assignee, or transferee of any such permitted assignee or transferee, shall be deemed a party to, and held subject to, all of the terms of this Agreement. Except as set forth in this Section 10, neither the Company nor any other party to this Agreement may assign any of its rights, or delegate any of its duties, under this Agreement.

     11.  Legend.
          ------

     (a) The Seller agrees that substantially the following legend shall be placed on the certificates representing any Settlement Shares and any Facility Shares acquired by the Seller from TCI or an affiliate (as that term is defined in Rule 144(a)(3) under the Securities Act) of TCI:

     "NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER,

     SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

     (b) The parties agree that the certificates representing Facility Shares acquired by the Seller from a person other than TCI or an "affiliate" of TCI shall not bear the legend set forth in Section 11(a). The Seller agrees, however, that any Facility Shares sold by the Seller in connection with a "Cash Settlement" or a "Net Share Settlement" under the Master Agreement shall be sold pursuant to the Registration Statement and in a manner described in Exhibit A hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            TELE-COMMUNICATIONS, INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                            TORONTO DOMINION (NEW YORK), INC.


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT A


          Any sales of Registrable Shares by the Seller may be effected from time to time in one or more of the following transactions: (a) through brokers, acting as agent in transactions (which may involve block transactions), in special offerings, in the over-the-counter market, or otherwise, at market prices obtainable at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (b) to underwriters who will acquire the Registrable Shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (c) directly or through brokers or agents in private sales at negotiated prices; (d) to lenders pledged as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (e) through short sales, option exercises or other derivative transactions; or (f) by any other legally available means. Also, offers to purchase Registrable Shares may be solicited by agents designated by the Seller from time to time. Underwriters or other agents participating in an offering made pursuant to the Registration Statement and the related Prospectus (as amended or supplemented from time to time) may receive underwriting discounts or commissions under the Securities Act and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees.